                                                                    Exibit 10.22


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 22nd day of May, 1996, by and between Topro, Inc., a Colorado corporation (the "Employer" or "Company") and Kathleen Taylor ("Employee").

         Pursuant to an Agreement of Merger ("Merger Agreement") dated May 17th, 1996, Visioneering Holding Corporation, ("VI"), a company of which Employee is a key employee, will become and will operate as a subsidiary of the Company;

         The Company believes Employee has particular knowledge and expertise concerning the management and business of VI, and desires to employ Employee to serve as an employee of VI following the Company's acquisition of VI pursuant to the terms of this Agreement, and Employee desires to be so employed;

         In consideration of the mutual covenants contained in this Agreement, the Employer agrees to employ the Employee and the Employee agrees to be employed by the Employer upon the terms and conditions hereinafter set forth.

                                   ARTICLE I
                               TERM OF EMPLOYMENT

         1.1 Term. The term of this Agreement shall be five months and will commence on the Closing Date of the Merger Agreement. If the Merger Agreement is not consummated, this Agreement will be void ab initio.

         1.2 Employment Following Term of Agreement. At the end of the term of this Agreement employee will beomce a consultant to Employer in accordance with the consulting agreement at Appendix I.

                                   ARTICLE II
                             DUTIES OF THE EMPLOYEE

         2.1 Duties. The Employee shall be employed as Senior Technical Consultant of VI, a wholly-owned subsidiary of Topro, with responsibilities and authority as are customary for such position (including, but not limited to, those duties as from time to time may be assigned to Employee by the President of VI). Employee shall be subject to the general direction and control of the Board of Directors and President of the Company.

         2.2 Extent of Duties. Employee shall devote all of her working time, efforts, attention and energies to the business of the Employer and shall perform such services on behalf of VI and the Company as his position shall require.

                                                                    Exibit 10.22


                                  ARTICLE III
                          COMPENSATION OF THE EMPLOYEE

         3.1 Base Compensation. The Employee shall receive a base salary of $120,000 per annum, paid according to Employer's normal practices. This salary shall be reviewed annually and may be increased from time to time in the discretion of the Employer's Board of Directors. If increased, this salary shall not be decreased thereafter during the term of this Agreement without the consent of the Employee. The salary provided for in this subsection shall in no way be deemed exclusive and shall not prevent Employee from participating in any other compensation or benefit plan of Employer.

         3.2 Bonus Compensation. Employee shall be entitled to receive bonus compensation as determined by the Company's Board of Directors.

         3.3 Benefits. Employee shall be entitled to vacation, sick leave and paid holiday benefits as provided to him by VI prior to the date of this Agreement, and shall receive benefits not less favorable than those, if any, provided to him by VI prior to the date of this Agreement with regard to other employee benefit plans and employee benefits, including any retirement, pension, profit-sharing, stock option, insurance, hospital or other plans and benefits. Participation in any benefit plans shall be in addition to the compensation otherwise provided for in this Agreement.

         3.4 Expenses. Employee shall be entitled to prompt reimbursement for all reasonable expenses incurred by Employee in the performance of his duties thereunder in accordance with the customary practices of the Company.


                                   ARTICLE IV
                        NON-COMPETITION; CONFIDENTIALITY

         4.1 Corporate Opportunities. The Employee will offer to the Employer any investment or other opportunity in the process control and systems integration industry (including without limitation software product development) or in the other areas of business in which the Company operates of which she may become aware. If the Board of Directors of the Employer refuses the opportunity to participate in the investment or venture, the Employee may do so as permitted by Section 4.2 hereof and otherwise only if Employee obtains a consent to do so from a majority of the directors (excluding the Employee).

         4.2 Passive Investment. The Employee may make passive investments in companies involved in the process control industry or other industries in which the Company operates, provided any such investment does not exceed a 5% equity interest, unless Employee obtains a consent to acquire an equity interest exceeding 5% from a vote of a majority of the directors (excluding the Employee).

         4.3 No Competing Interests. Except as provided in Sections 4.1 and 4.2 hereof, the Employee may not participate in the process control or systems integration industry or other areas of business in which the Company is engaged during the term of this Agreement except through and on behalf of the Company.

         4.4 Covenant Not to Compete. For a period of 12 months after the termination or expiration of this Agreement, or such longer period as the Employee is entitled to receive salary continuation and/or severance payments pursuant to Section 5.4 hereof, the Employee shall not own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business which is engaged in the type of business conducted by the Employer at the time this Agreement terminates. In the event of the Employee's actual or threatened breach of this paragraph, the Employer shall be entitled to a preliminary restraining order and injunction restraining the Employee from violating its provisions. Nothing in this Agreement shall be construed to prohibit the Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee. Employer's ability to recover damages from employee will be limited to a cumulative sum of $1,000,000 not including attorney's fees and other costs.


         4.5     Confidentiality.

                 a. The Employee recognizes and acknowledges that the information, business, list of the Employer's customers and any other trade secret or other secret or confidential information relating to Employer's business as they may exist from time to time are valuable, special and unique assets of Employer's business. Therefore, Employee agrees as follows:

                          (i)     That during the term of this Agreement and
for a period of three years after its termination, Employee will hold in strictest confidence and not disclose, reproduce, publish or use in any manner, without the express authorization of the Board of Directors of the Employer, any information, business, customer lists of other employees of Employer, or any other secret or confidential matter relating to any aspect of the Employer's business, except as such disclosure or use may be required in connection with Employee's work for the Employer.

                          (ii)    That upon request or at the time of leaving
the employ of the Employer the Employee will deliver to the Employer, and not keep or deliver to anyone else, any and all notes, memoranda, documents and, in general, any and all material relating to the Employer's business.

                                                                    Exibit 10.22



                          (iii)   That the Board of Directors of Employer may
from time to time reasonably designate other subject matters requiring confidentiality and secrecy which shall be deemed to be covered by the terms of this Agreement.

         b. The parties agree that the provisions of this Section 4.5 shall terminate or be inoperative as to particular information which (i) becomes generally available to the public other than as a result of a disclosure by Employee, or (ii) becomes available to Employee on a non-confidential basis from a source other than the Company or its agents, provided that such source is not bound by a confidentiality agreement with the Company.

         c. In the event of a breach or threatened breach by the Employee of the provisions of this Section 4.5, the Employer shall be entitled to an injunction (i) restraining the Employee from disclosing, in whole or in part, any information as described above or from rendering any services to any person, firm, corporation, association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or (ii) requiring that Employee deliver to Employer all information, documents, notes, memoranda and any and all other material as described above upon Employee's leave of the employ of the Employer. Nothing herein shall be construed as prohibiting the Employer from pursuing other remedies available to the Employer for such breach or threatened breach,
including the recovery of damages from the Employee.    Employer's ability to
recover damages from employee will be limited to a cumulative sum of $1,000,000 not including attorney's fees and other costs.


                                   ARTICLE V
                           TERMINATION OF EMPLOYMENT

         5.1 Termination. The Employee's employment during the initial or any renewal term of this Agreement may be terminated without any breach of this Agreement only under the following circumstances:

                 a. Death. This Agreement shall terminate upon the death of Employee.

                 b. Disability. The Employer may terminate this Agreement upon the permanent disability of the Employee only in accordance with Employer's policy applicable to other employees.

                 c. Cause. The Employer may terminate the Employee's employment thereunder for Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the Employee's employment thereunder upon the following: (1) the failure by the Employee substantially to perform his duties thereunder (other than any such failure resulting from the Employee's incapacity due to physical or mental illness), which failure is not satisfactorily cured within 30 days after Employer delivers to Employee written demand for substantial performance, specifying in detail the Employee's failure; (2) willful misconduct by the Employee which is materially injurious to the Employer, monetarily or otherwise; or (3) the willful violation by the Employee of the provisions of this Agreement. For purposes of this Section, no act, or failure to act, on the part of the Employee shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief by her that her action or omission was in the best interest of the Employer.

                 d.       By Employer Other than for Cause.         The Company
shall have the right to terminate Employee's employment thereunder other than for cause upon written notification to Employee.

         5.2 Notice of Termination. Any termination of the Employee's employment by the Employer (other than termination pursuant to subsection 5.1
(a) above) shall be communicated by written Notice of Termination to the Employee.

         5.3 Date of Termination. "Date of Termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death;
(ii) if the Employee's employment is terminated for cause, the date on which a notice of termination is received by the Employee; and (iii) if the Employee's employment is terminated for any other reason, the date specified in a Notice of Termination by Employer, which date shall be no less than 30 days following the date on which Notice of Termination is given.

         5.4 Payment of Compensation Following Termination. Upon termination of Employee's employment thereunder, the Company shall pay to Employee all accrued but unpaid compensation due pursuant to Section 3 hereof. Employee shall be entitled to receive payments as follows:

                 a. Following the termination of this Agreement pursuant to Section 5.1(a), Employer shall pay to Employee's estate the base salary payments which would otherwise be payable to Employee to the end of the month in which her death occurs. This payment shall be in addition to life insurance benefits, if any, paid to Employee's estate under policies for which the Employer pays all premiums and Employee's estate is the beneficiary.

                 b. In the event of temporary or permanent disability of the Employee as described in Section 5.1 (b) hereof, whether or not the Employer elects to terminate this Agreement, Employee shall be entitled to receive base salary payments for services through the Date of Termination and such disability compensation and benefits, if any, as are payable to employees generally in accordance with the policy of Employer.

                                                                    Exibit 10.22


                 c. Following the termination of this Agreement pursuant to Section 5.1 (c) or due to voluntary termination by Employee, the Employee shall be entitled to base salary payments for services through the Date of Termination.

                 d. In the event this Agreement is terminated by Employer pursuant to Section 5.1(d) hereof, Employee shall be entitled to be paid his base salary for the balance of the term of the Agreement; provided, however, that the Employer's obligation to make such payments shall cease as of the date on which Employee accepts other full-time employment (which shall include self-employment, engagement as an independent contractor or other professional activity for which equivalent compensation is received).

         5.5 Remedies. Any termination of this Agreement shall not prejudice any other remedy to which the Employer or Employee may be entitled, either at law, equity, or under this Agreement.

                                   ARTICLE VI
                               GENERAL PROVISIONS

         6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

         6.2 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City and County of Denver, Colorado in accordance with the rules then existing of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof.

         6.3 Entire Agreement. This Agreement supersedes any and all other Agreements, whether oral or in writing, between the parties with respect to the employment of the Employee by the Employer. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by either party, or anyone acting on behalf of any party, that are not embodied in this Agreement, and that no agreement, statement, or promise not contained in this Agreement shall be valid or binding.

         6.4 Successors and Assigns. This Agreement, all terms and conditions thereunder, and all remedies arising here from, shall inure to the benefit of and be binding upon Employer, any successor in interest to all or substantially all of the business and/or assets of Employer, and the heirs, administrators, successors and assigns of Employee. Except as provided in the preceding sentence, the rights and obligations of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

         6.5 Notices. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Employee:  _____________________________
17331 Almelo Lane
Huntington Beach Ca.
92649

OR __________

If to Employer:
Topro, Inc.
Attn: John Jenkins, President
2626 West Evans Avenue
Denver,  CO  80219

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         6.6 Severability. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction as to such jurisdiction, such provision shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

         6.7 Section Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

         6.8 Survival of Obligations. Termination of this Agreement for any reason shall not relieve Employer or Employee of any obligation accruing or arising prior to such termination.

         6.9 Amendments. This Agreement may be amended only by a written agreement executed on behalf of both Employer and Employee.

         6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument. This Agreement shall become effective when copies hereof, when taken together, shall bear the signatures of both parties hereto. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                                                                    Exibit 10.22



         6.11 Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

"EMPLOYER"
TOPRO, INC.

By__________________________________
     John Jenkins, President

"EMPLOYEE"

_____________________________________
     Kathleen Taylor

                                                                   Exhibit 10.22

                    AMENDMENT TO EMPLOYMENT AGREEMENT

    THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made as of the 18th day of September, 1996, and is intended to modify the Employment Agreement ("Agreement") dated as of the 22nd day of May 1996 by and between Topro, Inc., a Colorado corporation (the "Employer" or "Company") and Kathleen Taylor ("Employee").

    WHEREAS, in addition to the cash compensation provided for in the Agreement, the Company desires to provide an incentive for the Employee to put forth maximum efforts for the success of the combined operations of the Company and VI, and Employee is willing to be so compensated; and

    WHEREAS, to provide such incentive, the Company's Board of Directors has authorized the grant to Employee of certain stock purchase options, and the parties desire to amend the referenced employment agreement to reflect the issuance of those options to Employee;

    NOW, THEREFORE, in consideration of the mutual premises herein contained, the parties agree as follows:

1. Article III of the Agreement is amended by the addition of a new Paragraph 3.5, as follows:

        3.5 Grant of Stock Option. The Company's Board of Directors shall grant to Employee an option to purchase 150,000 shares of the Company's Common Stock, exercisable at a price of $2.25 per share. The option shall be exercisable for a term of 10 years following the date of grant.

2. Except for the change effected by the addition of new Paragraph 3.5, the terms of the Agreement are not intended to be modified and shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.


                                  "EMPLOYER"
                                  TOPRO, INC.


                                  By
                                    --------------------------------
                                    John Jenkins, President


                                  "EMPLOYEE"



                                  ----------------------------------
                                  Kathleen Taylor